For Immediate Release
Exhibit 99.1

BENEFICIENT REPORTS RESULTS FOR FOURTH QUARTER & FISCAL YEAR ENDED MARCH 31, 2025
Transformative Year Reduced Operating Costs, Launched New Products and Improved Financial Position
Beneficient is Positioned to Capitalize on Adjacent Market Growth Opportunities
Dallas, TX. – September 29, 2025 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today reported its financial results for the fiscal 2025 fourth quarter and fiscal year ended March 31, 2025.
Commenting on the fiscal 2025 results, Beneficient management said: “Fiscal 2025 marked a turning point for Beneficient as we streamlined operations and continued to execute on our business plan. Following fiscal year end, we continued to make progress resolving legal issues and completed a key executive transition. We believe Beneficient is now positioned to help clients unlock value from their alternative assets through innovative solutions.
“Looking ahead, we are confident in our ability to build on this momentum. We are expanding our Preferred Liquidity Provider and Primary Commitment programs while improving our automation and technology-driven service enhancements in order to further capitalize on emerging opportunities and to generate value for all of our stakeholders.”
Fourth Quarter Fiscal 2025 and Recent Highlights (for the quarter ended March 31, 2025 or as noted):
•Reported investments with a fair value of $291.4 million, from $329.1 million at the end of our prior fiscal year, which served as collateral for Ben Liquidity's net loan portfolio of $244.1 million and $256.2 million, at March 31, 2025 and 2024, respectively.
•Subsequent to March 31, 2025, completed three additional Primary Capital transactions with initial value totaling $11.8 million with the potential to upsize based on the total amount of capital raised. These transactions are part of the previously announced launch of Ben’s ExchangeTrust Product Plan to further facilitate market adoption of its fiduciary products and services.
•Operating expenses declined 91% to $14.3 million in the fourth quarter of fiscal 2025, as compared to $151.9 million of operating expenses in the fourth quarter of fiscal 2024. The prior year quarter included a non-cash goodwill impairment of $68.1 million and a recognized loss contingency totaling $55.0 million. For fiscal year 2025, operating expenses were $16.2 million, which includes the release of a loss contingency accrual of $55.0 million and non-cash goodwill impairment of $3.7 million, as compared to operating expenses of $2.5 billion in fiscal 2024, which included a non-cash goodwill impairment of $2.4 billion and a recognized loss contingency totaling $55.0 million.
•Excluding the non-cash goodwill impairment and the loss contingency accrual in each period, as applicable, operating expenses declined 50% in the fourth quarter of fiscal 2025 to $14.3 million, as compared to $28.8 million in the same period of fiscal 2024. For fiscal year 2025, excluding the non-cash goodwill impairment and the loss contingency accrual (release) in each period, operating expenses declined 52% to $67.5 million, as compared to $140.6 million for fiscal year 2024.
•Subsequent to March 31, 2025, announced approval from the Bankruptcy Court for the Southern District of Texas of the settlement to resolve all claims against the Company, its subsidiaries, and current and former directors related to previously disclosed lawsuits related to GWG Holdings, Inc., for a sum within applicable insurance limits. The settlement has also received preliminary approval from the District Court for the Northern District of Texas but remains subject to final court approval.
•Subsequent to March 31, 2025, completed the sale of certain investments held by the Customer ExAlt Trusts for over $36 million in gross proceeds, which was used to pay down debt and provide working capital.
•On July 21, 2025, the Company appointed Thomas O. Hicks as Chairman of the Board and James G. Silk as interim Chief Executive Officer. Mr. Hicks has served on the Beneficient Board since 2018. Mr. Silk served as Executive Vice President and Chief Legal Officer of the Company, overseeing Beneficient’s operations, underwriting, risk, and legal groups, from January 2020 until May 2024. He also served as a member of the Board of Directors from January 2020 until May 2024.
•The Company has been granted an extension to regain compliance with the listing rules of The Nasdaq Stock Market, LLC (“Nasdaq”) subject to compliance with Nasdaq’s reporting requirement for the fiscal year 2025 and the quarter ended June 30, 2025 and with the $1.00 share bid price requirement within the extension period granted by the Nasdaq Hearings Panel.
•The Company is proactively investigating the validity of obligations under the HCLP credit agreements in order to protect shareholder interests and strengthen the Company’s financial position. The Company is considering all options that it may pursue related to the HCLP credit agreements, including counter claims and litigation against Mr. Heppner, HCLP and any direct or indirect control parties of HCLP. The Company intends to vigorously pursue its claims regarding the validity of such purported indebtedness.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben organically develops a balance sheet comprised largely of loans collateralized by a well- diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.
Ben’s balance sheet strategy for ExAlt Loan origination is built on the theory of the portfolio endowment model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.
At March 31, 2025, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 210 private market funds and approximately 710 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, such as a global manufacturer operating businesses in indoor air quality, safety, medical, energy and industrial markets, with over one hundred locations around the world; designer and manufacturer of shaving products; a mobile banking services provider; a privately owned express intercity passenger rail system operator and owner of associated real estate; and a developer of an integrated e-commerce and fulfillment platform to sell wine direct-to-consumer, among others.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of March 31, 2025, the charts below present the Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate Fiduciary Loan Portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates’ equity and debt securities composing part of the Fiduciary Loan Portfolio).
As of March 31, 2025. The chart represents the characteristics of professionally managed funds and investments in the Collateral portfolio, which is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances net of any allowance for credit losses, and as of March 31, 2025, the total allowance for credit losses on the ExAlt Loans was $342.5 million, for a total gross loan balance of $586.5 million and a loan balance net of allowance for credit losses of $244.0 million.

Business Segments: Fourth Quarter Fiscal 2025
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.
•Ben Liquidity recognized $8.5 million of interest income for the fiscal fourth quarter, down 25.1% from the quarter ended December 31, 2024, primarily due to a higher percentage of loans being placed on nonaccrual status, partially offset by the effects of compounding interest on the remaining loans.
•Operating loss for the fiscal fourth quarter was $12.3 million, compared to an operating loss of $2.9 million for the quarter ended December 31, 2024. The slight decline in operating performance was due to lower intersegment credit losses in the current fiscal period as compared to the quarter ended December 31, 2024 offset by the decline in revenues discussed above.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.
•Net asset value (“NAV”) of alternative assets and other securities held in custody by Ben Custody during the fiscal fourth quarter decreased to $338.2 million as of March 31, 2025, compared to $381.2 million as of March 31, 2024. The decrease was driven by distributions during the period and unrealized losses on existing assets, principally related to adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period, offset by $1.4 million of new originations.
•Revenues applicable to Ben Custody were $5.4 million for the fourth fiscal quarter, compared to $5.4 million for the quarter ended December 31, 2024. The similar amount of revenues for these periods was a result of stable NAV of alternative assets and other securities held in custody at the beginning of each applicable period, when such fees are calculated.
•Operating income for the fourth fiscal quarter was $4.2 million, compared to an operating income of $3.5 million for the quarter ended December 31, 2024. The increase was primarily due to less credit losses related to certain fees collateralized by securities of our former parent company.
•Adjusted operating income(1) for the fourth fiscal quarter was $4.6 million, compared to adjusted operating income(1) of $4.8 million for the quarter ended December 31, 2024. The decrease was due to slightly higher operating expenses, principally related to employee compensation and professional fees.
Business Segments: Year Ended Fiscal 2025
Ben Liquidity
•Ben Liquidity recognized $42.6 million of interest income for the year ended March 31, 2025, down 9.3% compared to the same period in 2024, primarily due to lower loans, net of the allowance for credit losses, resulting from higher levels of non-accrual loans and loan prepayments, partially offset by new loans originated.
•Operating loss was $12.8 million for the year ended March 31, 2025 improving from an operating loss of $1.8 billion in the same period in 2024. The prior period loss was driven by non-cash goodwill impairment totaling $1.7 billion and credit losses largely related to securities of our former parent company.
•Adjusted operating loss(1) was $12.8 million for the year ended March 31, 2025 compared to adjusted operating loss(1) of $41.2 million in the prior year period with the improvement in adjusted operating loss(1) primarily related to lower credit loss adjustments recognized in the current fiscal year and lower employee compensation costs due to lower headcount partially offset by higher interest expense.
Ben Custody
•Ben Custody revenues were $21.6 million for the year ended March 31, 2025, down 12.1%, compared to the prior year period, primarily due to lower NAV of alternative assets and other securities held in custody.
•Operating income was $13.3 million for the year ended March 31, 2025 compared to an operating loss of $588.8 million in the same period in 2024, with the increase in operating income principally related to a significantly larger non-cash goodwill impairment in the prior year period of $583.3 million as compared to $3.4 million in the current fiscal year.
•Adjusted operating income(1) for the year ended March 31, 2025 was $18.5 million, compared to adjusted operating income(1) of $19.8 million in the same period in 2024 with the decrease in adjusted operating income(1) primarily due to lower revenue related to lower NAV of alternative assets and other securities held in custody partially offset by slightly lower operating expenses during the current fiscal year.
Capital and Liquidity
•As of March 31, 2025, the Company had cash and cash equivalents of $1.3 million and debt of $117.9 million.
•Distributions received from alternative assets and other securities held in custody totaled $30.4 million for the year ended March 31, 2025 compared to $46.3 million for the prior year period.
•Total investments (at fair value) of $291.4 million at March 31, 2025 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
Consolidated Fiscal Fourth Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal Fourth Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
GAAP Revenues	$(30,969)	$4,419	$(42,957)	NM	$(7,943)	$(98,696)	92.0%
Adjusted Revenues(1)	(30,963)	4,427	(39,717)	NM	(7,391)	(31,239)	76.3%
GAAP Operating Loss	(45,295)	(9,513)	(194,861)	NM	(24,185)	(2,648,546)	99.1%
Adjusted Operating Loss(1)	(42,945)	(7,301)	(58,434)	NM	(61,583)	(115,808)	46.8%
Basic Class A EPS					$8.51	$(673.31)	NM
Diluted Class A EPS					$0.06	$(673.31)	NM
Segment Revenues attributable to Ben's Equity Holders(2)	14,253	16,621	16,273	(14.2)%	63,735	69,988	(8.9)%
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	14,253	16,621	16,306	(14.2)%	63,742	71,365	(10.7)%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	(16,662)	(8,281)	(195,051)	NM	10,729	(2,609,944)	NM
Adjusted Segment Operating Loss attributable to Ben's Equity Holders(1)(2)	$(13,851)	$(4,737)	$(36,544)	NM	$(25,402)	$(74,127)	65.7%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal Fourth Quarter Results ($ in thousands)	Fiscal 4Q25 As of March 31, 2025	Fiscal 4Q24 As of March 31, 2024	Change %
Investments, at Fair Value	$291,371	$329,119	(11.5)%
All Other Assets	50,490	22,676	122.7%
Goodwill and Intangible Assets, Net	13,014	16,706	(22.1)%
Total Assets	$354,875	$368,501	(3.7)%

Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$8,459	$11,297	$10,644	(25.1)%	$42,583	$46,947	(9.3)%
Ben Custody	5,396	5,410	5,573	(0.3)%	21,574	24,534	(12.1)%
Corporate & Other	398	(86)	56	NM	(422)	(1,493)	71.7%
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$14,253	$16,621	$16,273	(14.2)%	$63,735	$69,988	(8.9)%

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$(12,340)	$(2,853)	$(29,443)	NM	$(12,802)	$(1,810,964)	99.3%
Ben Custody	4,165	3,507	(49,971)	18.8%	13,288	(588,811)	NM
Corporate & Other	(8,487)	(8,935)	(115,637)	5.0%	10,243	(210,169)	NM
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$(16,662)	$(8,281)	$(195,051)	NM	$10,729	$(2,609,944)	NM
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$8,459	$11,297	$10,644	(25.1)%	$42,583	$46,947	(9.3)%
Ben Custody	5,396	5,410	5,573	(0.3)%	21,574	24,534	(12.1)%
Corporate & Other	398	(86)	89	NM	(415)	(116)	NM
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$14,253	$16,621	$16,306	(14.2)%	$63,742	$71,365	(10.7)%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$(12,340)	$(2,853)	$(29,408)	NM	$(12,797)	$(41,177)	68.9%
Ben Custody	4,632	4,847	3,997	(4.4)%	18,522	19,764	(6.3)%
Corporate & Other	(6,143)	(6,731)	(11,133)	8.7%	(31,127)	(52,714)	41.0%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$(13,851)	$(4,737)	$(36,544)	NM	$(25,402)	$(74,127)	65.7%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) Attributable to Ben Common Shareholders ($ in thousands)	Fiscal 4Q25 March 31, 2025	Fiscal 3Q25 December 31, 2024	Fiscal 4Q24 March 31, 2024	YTD Fiscal 2025	YTD Fiscal 2024
Ben Liquidity	$(12,340)	$(2,853)	$(29,443)	$(12,802)	$(1,810,964)
Ben Custody	4,165	3,507	(49,971)	13,288	(588,811)
Corporate & Other	(8,487)	(8,935)	(115,637)	10,243	(210,169)
Loss on debt extinguishment, net (intersegment elimination)	—	—	—	—	(3,940)
Gain on liability resolution	—	—	—	23,462	—
Income tax expense (allocable to Ben and BCH equity holders)	661	(713)	(46)	(80)	(121)
Net loss attributable to noncontrolling interests - Ben	19,777	4,844	133,172	34,875	535,157
Noncontrolling interest guaranteed payment	(4,556)	(4,489)	(4,292)	(17,824)	(16,793)
Net income (loss) attributable to Ben's common shareholders	$(780)	$(8,639)	$(66,217)	$51,162	$(2,095,641)

About Beneficent
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and value-added services for their funds − with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com
Not an Offer of Securities
The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, expansion of our Preferred Liquidity Provider and Primary Commitment programs, our ability to identify and negotiate transactions, diversification and size of our loan portfolio and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, our ability to timely demonstrate compliance with the Nasdaq periodic filing and bid price requirements within the extension period granted by the Nasdaq Hearings Panel, our ability to cure any deficiencies in compliance with any other Nasdaq Listing Rules, our ability to obtain stockholder approval for a reverse stock split of the common stock, risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
(Dollars in thousands, except per share amounts)	2025	2024
Revenues
Investment income (loss), net	$(6,500)	$4,791
Loss on financial instruments, net (related party of $(552) and $(67,457))	(2,242)	(104,521)
Interest and dividend income	44	457
Trust services and administration revenues (related party of $30 and $30)	753	365
Other income	2	212
Total revenues	(7,943)	(98,696)

Operating expenses
Employee compensation and benefits	16,851	65,129
Interest expense (related party of $12,294 and $8,618)	14,908	17,559
Professional services	23,235	29,999
Provision for credit losses	1,000	6,016
Loss on impairment of goodwill	3,692	2,354,320
Accrual (release) of loss contingency related to arbitration award	(54,973)	54,973
Other expenses net (related party of $2,825 and $7,046)	11,529	21,854
Total operating expenses	16,242	2,549,850
Operating loss	(24,185)	(2,648,546)
(Gain) loss on liability resolution	(23,462)	—
Loss on extinguishment of debt, net	—	8,846
Net income (loss) before income taxes	(723)	(2,657,392)
Income tax expense	80	788
Net income (loss)	(803)	(2,658,180)
Plus: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	34,914	44,175
Plus: Net loss attributable to noncontrolling interests - Ben	34,875	535,157
Less: Noncontrolling interest guaranteed payment	(17,824)	(16,793)
Net income (loss) attributable to Beneficient common shareholders	$51,162	$(2,095,641)
Other comprehensive income (loss):
Unrealized gain (loss) on investments in available-for-sale debt securities	(278)	4,070
Total comprehensive income (loss)	50,884	(2,091,571)
Less: comprehensive gain (loss) attributable to noncontrolling interests	(278)	4,070
Total comprehensive income (loss) attributable to Beneficient	$51,162	$(2,095,641)

Net income (loss) per common share
Class A - basic	$8.51	$(673.31)
Class B - basic	$13.69	$(584.23)
Net income (loss) per common share
Class A - diluted	$0.06	$(673.31)
Class B - diluted	$0.06	$(584.23)

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	As of
	March 31, 2025	March 31, 2024
(Dollars and shares in thousands)
ASSETS
Cash and cash equivalents	$1,346	$7,913
Restricted cash	—	64
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of $5 and $552)	291,371	329,113
Investments held by Ben (related party of nil and $6)	—	6
Other assets, net (related party of $404 and $277)	49,144	14,699
Intangible assets	3,100	3,100
Goodwill	9,914	13,606
Total assets	$354,875	$368,501
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $14,733 and $14,143)	$156,770	$157,157
Other liabilities (related party of $19,360 and $9,740)	24,381	31,727
Warrants liability	227	178
Debt due to related parties	117,896	120,505
Total liabilities	299,274	309,567
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	90,526	251,052
Total temporary equity	90,526	251,052
Shareholder’s equity (deficit):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A preferred stock, 0 and 0 shares issued and outstanding as of March 31, 2025 and 2024	—	—
Series B preferred stock, 363 and 227 shares issued and outstanding as of March 31, 2025 and 2024, respectively	—	—
Class A common stock, par value $0.001 per share, 5,000,000 and 18,750(1) shares authorized as of March 31, 2025 and 2024, respectively, 8,483 and 3,348 shares issued as of March 31, 2025 and 2024, respectively, and 8,474 and 3,339 shares outstanding as of March 31, 2025 and 2024, respectively	8	3
Class B convertible common stock, par value $0.001 per share, 250(1) shares authorized, 239 and 239 shares issued and outstanding as of March 31, 2025 and 2024	—	—
Additional paid-in capital	1,844,489	1,848,068
Accumulated deficit	(2,008,052)	(2,059,214)
Stock receivable	—	(20,038)
Treasury stock, at cost (9 shares as of March 31, 2025 and 2024)	(3,444)	(3,444)
Noncontrolling interests	132,076	42,231
Accumulated other comprehensive income (loss)	(2)	276
Total equity (deficit)	(34,925)	(192,118)
Total liabilities, temporary equity, and equity (deficit)	$354,875	$368,501
(1)Number has been adjusted to reflect 1-for-80 reverse stock split on April 18, 2024. See Note 1 - Summary of Significant Accounting Policies - Reverse Stock Split, for additional information.

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended March 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,459	$5,396	$(31,556)	$398	$(13,666)	$(30,969)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	6	—	—	6
Adjusted revenues	$8,459	$5,396	$(31,550)	$398	$(13,666)	$(30,963)

Operating income (loss)	$(12,340)	$4,165	$(71,705)	$(8,487)	$43,072	$(45,295)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	6	—	—	6
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	467	—	—	(467)	—
Goodwill impairment	—	—	—	—	—	—
Release of loss contingency related to arbitration award	—	—	—	—	—	—
Share-based compensation expense	—	—	—	487	—	487
Legal and professional fees(1)	—	—	—	1,857	—	1,857
Adjusted operating income (loss)	$(12,340)	$4,632	$(71,699)	$(6,143)	$42,605	$(42,945)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)		Three Months Ended December 31, 2024
		Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues		$11,297	$5,410	$4,317	$(86)	$(16,519)	$4,419
Mark to market adjustment on interests in the GWG Wind Down Trust		—	—	8	—	—	8
Adjusted revenues		$11,297	$5,410	$4,325	$(86)	$(16,519)	$4,427

Operating income (loss)		$(2,853)	$3,507	$(35,544)	$(8,935)	$34,312	$(9,513)
Mark to market adjustment on interests in the GWG Wind Down Trust		—	—	8	—	—	8
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust		—	1,340	—	—	(1,340)	—
Goodwill impairment	—	—	—	—	—	—	—
Release of loss contingency related to arbitration award	—	—	—	—	—	—	—
Share-based compensation expense		—	—	—	804	—	804
Legal and professional fees(1)		—	—	—	1,400	—	1,400
Adjusted operating income (loss)		$(2,853)	$4,847	$(35,536)	$(6,731)	$32,972	$(7,301)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended March 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$10,644	$5,573	$(43,205)	$56	$(16,025)	$(42,957)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	3,207	33	—	3,240
Adjusted revenues	$10,644	$5,573	$(39,998)	$89	$(16,025)	$(39,717)

Operating income (loss)	$(29,443)	$(49,971)	$(82,014)	$(115,637)	$82,204	$(194,861)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	3,207	33	—	3,240
Intersegment provision for credit losses on collateral comprised of interests in GWG Wind Down Trust	35	25,252	—	—	(25,287)	—
Provision for credit losses related to receivables from related party and formative transaction note receivables	—	—	—	5,515	—	5,515
Goodwill impairment	—	28,716	—	39,392	—	68,108
Loss on arbitration	—	—	—	54,973	—	54,973
Share-based compensation expense	—	—	—	1,573	—	1,573
Legal and professional fees (1)	—	—	—	3,018	—	3,018
Adjusted operating income (loss)	$(29,408)	$3,997	$(78,807)	$(11,133)	$56,917	$(58,434)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

(in thousands)	Year Ended March 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$42,583	$21,574	$(8,274)	$(422)	$(63,404)	$(7,943)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	545	7	—	552
Adjusted revenues	$42,583	$21,574	$(7,729)	$(415)	$(63,404)	$(7,391)

Operating income (loss)	$(12,802)	$13,288	$(168,427)	$10,243	$133,513	$(24,185)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	545	7	—	552
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	5	1,807	—	—	(1,812)	—
Goodwill impairment	—	3,427	—	265	—	3,692
Release of loss contingency related to arbitration award	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	5,649	—	5,649
Legal and professional fees(1)	—	—	—	7,682	—	7,682
Adjusted operating income (loss)	$(12,797)	$18,522	$(167,882)	$(31,127)	$131,701	$(61,583)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Year Ended March 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$46,947	$24,534	$(97,568)	$(1,493)	$(71,116)	$(98,696)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	66,080	1,377	—	67,457
Adjusted revenues	$46,947	$24,534	$(31,488)	$(116)	$(71,116)	$(31,239)

Operating income (loss)	$(1,810,964)	$(588,811)	$(248,065)	$(210,169)	$209,463	$(2,648,546)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	66,080	1,377	—	67,457
Intersegment provision for loan losses on collateral comprised of interests in the GWG Wind Down Trust	43,907	25,252	—	—	(69,159)	—
Provision for credit losses related to receivables from related party and formative transaction note receivables	—	—	—	5,515	—	5,515
Goodwill impairment	1,725,880	583,323	—	45,117	—	2,354,320
Loss on arbitration	—	—	—	54,973	—	54,973
Share-based compensation expense	—	—	—	39,103	—	39,103
Legal and professional fees(1)	—	—	—	11,370	—	11,370
Adjusted operating income (loss)	$(41,177)	$19,764	$(181,985)	$(52,714)	$140,304	$(115,808)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

	Three Months Ended March 31,		Year Ended March 31,
Operating Expenses Non GAAP Reconciliation	2025	2024	2025	2024
Operating expenses	$14,326	$151,904	$16,242	$2,549,850
Plus: (Accrual) release of loss contingency related to arbitration award	—	(54,973)	54,973	(54,973)
Less: Goodwill impairment	—	(68,108)	(3,692)	(2,354,320)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award	$14,326	$28,823	$67,523	$140,557

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. We present these non-GAAP financial measures because we believe they help investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders are also non-GAAP financial measures. We present these non-GAAP financial measures because we believe it help investors in analyzing the intrinsic value of the Company, including the proforma impact of the contemplated transactions more fully described in our Form 8-K filed on December 23, 2024. The non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, a defunct product offering, and certain employee matters, including fees & loss contingency accruals (releases) incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Tangible book value is defined as the sum of total equity (deficit) less goodwill and intangible assets plus total temporary equity. Tangible book value to Ben’s public company stockholders is defined at tangible book value adjusted for the portion of tangible book value that is attributable to Ben’s public company stockholders, which is calculated as tangible book value adjusted for (i) 10% of the first $100 million of distributions of BCH following the satisfaction of the debts and liabilities of BCH on a consolidated basis and (ii) 33.3333% of the net asset value of the added alternative assets of up to $5 billion in connection with ExAlt Plan liquidity and primary capital transactions entered after December 22, 2024.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, Tangible Book Value and Tangible Book Value to Ben’s Public Company Stockholders on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.